                                                                    EXHIBIT 10.1

                      SUBSCRIPTION AND PURCHASE AGREEMENT
                                      FOR
          UP TO 10,000 SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK,
                           PAR VALUE $.001 PER SHARE
                              OF AGRIBIOTECH, INC.
                             (A NEVADA CORPORATION)

  SUBSCRIPTION AND PURCHASE AGREEMENT (THE "AGREEMENT) dated as of the ____ day of September, 1996, by and between AgriBioTech, Inc., a Nevada corporation, having offices at Quail Park West, 2700 Sunset Rd., Suite C25, Las Vegas, Nevada 89120 (the "Company"), and those subscribers who execute this Agreement on or before September 13, 1996 (the "Primary Subscribers") and any additional subscribers who execute this Agreement after September 13, 1996, but by September 30, 1996 (the "Over-Allotment Primary Subscribers") (collectively "Subscribers").

                                  WITNESSETH:

  WHEREAS, Primary Subscribers and the Company have arranged for this Subscription and Purchase Agreement (the "Agreement") executed on this date for 7,500 shares of a convertible preferred stock, par value $.001 per share for the Primary Subscribers , to be designated by the Company's Board of Directors as "Series C Convertible Preferred Stock" (hereinafter referred to as the "Series C Preferred Stock") with the Company having granted the Over-Allotment Subscribers an over-allotment option until September 30, 1996, to purchase an additional 2,500 shares of Series C Preferred Stock (the 7,500 shares shall hereafter be referred to as the Initial Shares and the 2,500 additional shares of Series C Preferred Stock as the Over-Allotment Shares), to provide for the subscription and, if such subscription as set forth in this Agreement is accepted by the Company, the purchase by the Subscribers, on the terms and subject to the conditions set forth in this Agreement, of that number of shares of Series C Preferred Stock set forth on the signature page hereof.

  WHEREAS, the Company's Common Stock is listed for trading on the Nasdaq Small Cap Market, and the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has been subject to such filing requirements for the past ninety (90) days; and

  WHEREAS, the Subscribers are "accredited investors" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"); and

  WHEREAS, the Securities to be sold in accordance with this Agreement shall not be registered securities under federal or state securities laws or quoted or listed for trading on any securities exchange (although they will be listed on the Nasdaq Small Cap market), organized market or quotation system at the time of acquisition hereunder; and

  WHEREAS, in order to induce the Subscribers to enter into this Agreement and to subscribe for and purchase the Securities on the terms and subject to the conditions hereof, the Company is granting certain registration rights hereunder with respect to the Common stock issuable upon the conversion of the Series C Preferred Stock; and

  WHEREAS, in reliance upon certain representations made by the Subscribers herein, the transactions contemplated by this Agreement are such that the offer and sale of Securities by the Company hereunder will be exempt from registration under applicable federal and state securities laws pursuant to exemptions made available under such laws.

  NOW, THEREFORE, for and in consideration of the premises, and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

  1.  SUBSCRIPTION FOR PURCHASE OF SECURITIES

     a. SALE AND PURCHASE. (i) On the basis of the representations, warranties, covenants and agreements, and subject to the terms and conditions set forth herein, upon the Closing hereof (as that term is defined in Section 2(a) below) the Company agrees to sell, transfer, convey and deliver to the Primary Subscribers, and the Primary Subscribers agree to purchase, acquire and accept delivery from the Company the Initial Shares for an aggregate purchase price of United States ("U.S.") $7,500,000 (the "Purchase Price"); (ii) On the basis of the representations, warranties, covenants and agreements being true as of the additional closing date of no later than September 30, 1996, for the Over-Allotment Shares, the Company has the option to sell transfer, convey and deliver to the Over-Allotment Subscribers and the Over-Allotment Subscribers agree to purchase, acquire and accept delivery from the Company the Over-Allotment Shares for an aggregate purchase price of U.S. $2,500,000 (the "Over-Allotment Price").

     b.  REPORTING COMPANY.   Although the Securities, the shares of Common
Stock issuable upon conversion of the Series C Preferred Stock (the "Conversion Shares") shall not be registered upon the Closing under federal or state securities laws or any rules or regulations promulgated thereunder, the Company is a public reporting company and has filed or obtained an extension to file all reports required to be filed by Section 13 or 15(d) of the Exchange Act, since the Company was required to file such reports. Subscribers has had the opportunity to review, and has reviewed, all such reports and information which such Subscribers deemed material to an investment decision regarding the purchase of the Securities hereunder.

     c. TERMS OF THE SERIES C PREFERRED STOCK. The Series C Preferred Stock shall contain and be subject to the terms, conditions, preferences and restrictions set forth in the Certificate of Designations attached hereto as Exhibit "A".

  2. PAYMENT OF PURCHASE PRICE:  DELIVERY OF SECURITIES.

     a. INITIAL SHARE CLOSING. The Initial Closing of the purchase of the Initial Shares contemplated by this Agreement shall occur on or about September 13, 1996, at the offices of the Company's attorneys Snow Becker Krauss P.C., 605 Third Avenue, New York, NY 10158 (the "Escrow Agent") or at such other mutually convenient time or at such other mutually convenient place as agreed upon by the parties. The Escrow Agent shall be authorized to pay 10% of the gross proceeds payable in cash plus 3% non-accountable expenses as directed in written instructions from J. W. Charles Securities Inc.

     b. PURCHASE PRICE AND PAYMENT. At the Initial Closing, Primary Subscribers shall deliver to the Company, in cash, by wire transfer, the Purchase Price in U.S. dollars and upon receipt by the Company of the Purchase Price, the Company shall cause to be delivered:

      i) to the Primary Subscribers, written evidence from the Secretary of State for the State of Nevada that the Certificate of Designations has been filed in the Office of the Secretary of State for the State of Nevada on or before the date of Closing and;

     ii) to the Primary Subscribers, a certificate or certificates representing the shares of Series C Preferred Stock purchased by the Primary Subscribers hereunder, in such denominations as Primary Subscribers shall request, all of which certificates shall total the Initial Shares.

     c. OVER-ALLOTMENT CLOSING. At the Over-Allotment Closing, Subscribers shall deliver to the Company, in cash, by wire transfer, the Purchase Price in U.S. dollars and upon receipt by the Company of the Purchase Price and acceptance of the subscription by the Company, the Company shall cause to be delivered:

      i) to the Over-Allotment Subscribers, an officers' certificate attesting to the truth and accuracy of all representations, warranties and obligations hereunder and that there have been no material adverse changes in the Company's condition (financial or otherwise ) since the Initial Closing, and

      ii) certificate(s) representing the Over-Allotment Shares in such denominations as Over-Allotment Subscribers shall request.

     d.  RESTRICTIVE LEGENDS.   Subject to the provisions of Section 5 below,
all certificates representing the Series C Preferred Stock shall bear the restrictive legend substantially in the form set forth in Section 6 below which shall include, but not be limited to, a legend to the effect that the securities represented by such certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and unless there is an effective registration statement relating thereto, such securities may not be offered, sold, transferred, mortgaged, pledged or hypothecated without an exemption from registration and an opinion of counsel to the Company with respect thereto. The legend on all such certificates shall also make reference to the registration rights set forth in Section 5 hereof.

  3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSCRIBERS. In connection with this Agreement, the Subscribers individually hereby represent, warrant and covenant to the Company as follows:

     a. INVESTMENT INTENT. The Subscribers represent and warrant that the Series C Preferred Stock being purchased (and any underlying Conversion Shares) are being purchased or acquired solely for the Subscribers's own account, for investment purposes only and not with a view toward the distribution or resale to others. Subscribers acknowledge, understand, and appreciate that the Series C Preferred Stock have not been registered under the Act by reason of a claimed exemption under the provision of such Act which depends, in large part, upon Subscribers's representations as to investment intention, investor status and related and other matters set forth herein. In this connection, the Subscribers understand that it is the position of the SEC that the statutory basis for such exemption would not be present if his representation merely meant that their present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. Subscribers understand that, in the view of the United State Securities and Exchange Commission ( the "SEC"), among other things, a purchase now with an intent to distribute or resell would represent a purchase and acquisition with an intent inconsistent with its representation to the Company, and the SEC might regard such a transfer as a deferred sale for which the registration exemption is not available. Subscribers agree and consent to the placement of a legend on the certificate(s) representing the Series C Preferred Stock purchased and acquired hereunder, stating that such Series C Preferred Stock has not been registered under the Act or applicable state securities laws and cannot be sold by them without registration or an exemption from registration.

     b. CERTAIN RISK. The Subscribers recognize that the purchase of the Securities involves a high degree of risk in that (i) the Company has sustained losses through June 30, 1996, from its operations, and may require substantial funds in addition to the proceeds of this private placement; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Series C Preferred Stock; (iii) an investor may not be able to liquidate his investment; (iv) transferability of the Series C Preferred Stock is extremely limited; (v) in the event of disposition, an investor could sustain the loss of his entire investment; (vi) the Series C Preferred Stock represent non-voting equity securities, and the right to convert into and purchase shares of voting equity securities in a corporate entity: (vii) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of the Company, has been promised, assured, represented or warranted by the Company, or by any director, officer, employee, agent or representative thereof; and (viii) while the Common Stock is presently quoted and traded on the Nasdaq Small Cap Market and while the Subscribers are beneficiaries of certain registration rights provided herein, the Securities subscribed for and that may be purchased under this Agreement and the Conversion Shares issuable upon conversion of the Series C Preferred Stock,
(x) are not registered under applicable federal or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, as more fully described below, and (y) are not quoted, traded or listed for trading or quotation on the Nasdaq Small Cap Market, or any other organized market or quotation system, and there is therefore no present public or other market for such Securities or the Conversion Shares, nor can there be any assurance that the Common Stock will continue to be quoted, traded or listed for trading or quotation on the Nasdaq Small Cap Market or on any other organized market or quotation system.

     c. PRIOR INVESTMENT EXPERIENCE. The Subscribers acknowledge that they have prior investment experience, including investment in non-listed and non-registered securities, or have employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to them and to evaluate the merits and risks of such an investment on their behalf, and that they recognize the highly speculative nature of this investment.

     d. NO REVIEW BY THE SEC. The Subscribers hereby acknowledge that this offering of the Securities has not been reviewed by the SEC because this private placement is intended to be a nonpublic offering pursuant to Sections 4(2) or 3(b) of the Act and/or Regulation D promulgated under the Act.

     e. NO PUBLIC MARKET. The Subscribers understand that there is no public market for the Series C Preferred Stock. The Subscribers understand that although there is presently a public market for the Common Stock, including the Common Stock issuable upon conversion of the Series C Preferred Stock, Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a two-year holding period following full payment of the consideration therefore prior to the resale (in limited amounts) of securities acquired in a nonpublic offering without having to satisfy the registration requirements under the Act. The Subscribers understand that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Exchange Act, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscribers understand and hereby acknowledge that the Company is under no obligation to register the Securities or the Conversion Shares under the Act, with the exception that the Company is obligated to provide those registration rights set forth in Section 5 hereof. The Subscribers consent that the Company may, if it desires, permit the transfer of the Series C Preferred Stock or Common Stock issuable upon exercise thereof out of their name only when their request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "Blue Sky" laws (collectively, "Securities Laws"). The Subscribers agree to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Subscribers contained herein or any sale or distribution by the Subscribers in violation of any Securities Laws.

     f. SOPHISTICATED INVESTORS. That (i) the Subscribers have adequate means of providing for the Subscribers' current financial needs and possible contingencies and have no need for liquidity of the Subscribers' investment in the Securities; (ii) the Subscribers are able to bear the economic risks inherent in an investment in the Securities and that an important consideration bearing on their ability to bear the economic risk of the purchase of Series C Preferred Stock is whether the Subscribers can afford a complete loss of the Subscribers' investment in the Series C Preferred Stock and the Subscribers s represent and warrant that the Subscribers can afford such a complete loss; and
(iii) the Subscribers have such knowledge and experience in business, financial, investment and banking matters (including, but not limited to, investments in restricted, non-listed and non-registered securities) that the Subscribers are capable of evaluating the merits, risks and advisability of an investment in the Series C Preferred Stock.

     g. SEC FILING. The Subscribers acknowledge that they have been previously furnished with true and complete copies of the following documents which have been filed with the SEC pursuant to Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act since June 30, 1995, and that such have been furnished to the Subscribers a reasonable time prior to the date hereof:

          i.  the Company's Form 10-KSB for the year ended June 30, 1995;

         ii. the Company's Form 10-QSB for the quarters ended September 30, 1995; December 31, 1995; and March 31, 1996,

        iii.  the Company's Forms 8-K, dated:
              April 19, 1995
              May 23, 1995
              May 26, 1995
              June 22, 1995
              June 23, 1995
              December 14, 1995
              December 22, 1995
              February 1, 1996
              April 12, 1996

        iv.   the Company's Proxy Statement, dated January 8, 1996.

       h. DOCUMENTS, INFORMATION AND ACCESS. That (i) Subscribers' decision to purchase the Securities is not based on any promotional, marketing or sales materials, and (ii) Subscribers and their representatives have been afforded, prior to purchase thereof, the opportunity to ask questions of, and to receive answers from, the Company and its management, and have had access to all documents and information which Subscribers deem material to an investment decision with respect to the purchase of Series C Preferred Stock hereunder.

       i. NO REGISTRATION, REVIEW OR APPROVAL. The Subscribers acknowledge and understand that the limited private offering and sale of Series C Preferred Stock pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Act or under the securities or "blue sky" laws, rules or regulations of any state. The Subscribers acknowledge, understand and agree that the Series C Preferred Stock is being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Act pursuant to
Section 3(b) or Section 4(2) of such Act and Regulation

D promulgated under such Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws.

       j. TRANSFER RESTRICTIONS. That Subscribers will not transfer any Series C Preferred Stock purchased under this Agreement unless such Series C Preferred Stock is registered under the Act and under any applicable state securities or "blue sky" laws (collectively, the "Securities Laws"), or unless an exemption is available under such Securities Laws, and the Company may, if it chooses, where an exemption from registration is claimed by such Subscribers, condition any transfer of Series C Preferred Stock out of such Subscribers' name on an opinion of the Company's counsel, to the effect that the proposed transfer is being effected in accordance with, and does not violate, an applicable exemption from registration under the Securities Laws.

       k. NO SHORT SALE. Subscribers expressly agree that until such time that they have sold all of the Series C Preferred Stock and/or all of the Conversion Shares that they shall not, directly or indirectly, through an affiliate (as that term is defined under Rule 405 promulgated under the Act) or by, with or through an unrelated third party or entity, whether or not pursuant to a written or oral understanding, agreement, arrangement, scheme, or artifice of nature whatsoever, engage in the short selling of the Company's Common Stock or any other equity securities of the Company, whether now existing or hereafter issued, or engage in any other activity of any nature whatsoever that has the same effect as a short sale, or is a de facto or de jure short sale, of the Company's Common Stock or any other equity security of the Company, whether now existing or hereafter issued, including, but not limited to, the sale of any rights pursuant to any understanding, agreement, arrangement, scheme or artifice of any nature whatsoever, whether oral or in writing, relative to the Company's Common Stock or any other equity securities of the Company whether now existing or hereafter created.

       l. RELIANCE. Subscribers understand and acknowledge that the Company is relying upon all of the representations, warranties, covenants, understandings, acknowledgments and agreements contained in this Agreement in determining whether to accept this subscription, sell and issue the Series C Preferred Stock to the Subscribers.

       m. ACCURACY OF REPRESENTATIONS AND WARRANTIES. That all of the representations, warranties, understandings and acknowledgments that Subscribers have made herein are true and correct in all material respects as of the date of execution hereof, and that Subscribers will perform and comply fully in all material respects with all covenants and agreements set forth herein, and Subscribers covenant and agree that until the acceptance of this Agreement by the Company, Subscribers shall inform the Company immediately in writing of any changes in any of the representations or warranties provided or contained herein.

       n. INDEMNITY. Subscribers hereby agree to indemnify and hold harmless the Company, and the Company's successors and assigns, from, against and in all respects of any demands, claims, actions or causes of action, assessments, liabilities, losses, costs, damages, penalties, charges, fines or expenses (including, without limitation, interest, penalties, and attorney and accountants' fees, disbursements and expenses), arising out of or relating to any breach by Subscribers of any representations, warranty, covenant or agreement made by Subscribers in this Agreement. Such right to indemnification shall be in addition to any and all other rights of the Company under this Agreement or otherwise, at law or in equity.

       o. SURVIVAL. Subscribers expressly acknowledge and agree that all of their representations, warranties, agreements and covenants set forth in this Agreement shall be of the essence hereof and shall survive the execution, delivery and closing of this Agreement, the sale and purchase of the Series C Preferred Stock, the conversion of the Series C Preferred Stock, and the sale of the Conversion Shares.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. In order to induce Subscribers to enter into this Agreement and to purchase the Series C Preferred Stock, the Company hereby represents, warrants and covenants to the Subscribers as follows:

       a. ORGANIZATION, AUTHORITY, QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has full corporate power and authority to own and operate its properties and assets and to conduct and carry on its business as it is now being conducted and operated.

       b. AUTHORIZATION. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations under and consummate the transactions contemplated by this Agreement. Upon the execution of this Agreement by the Company and delivery of the Series C Preferred Stock, this Agreement shall have been duly and validly executed and delivered by the Company and shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

       c. OWNERSHIP OF, AND TITLE TO, SERIES C PREFERRED STOCK: EXEMPTION FROM REGISTRATION.

i. The Series C Preferred Stock to be purchased by the Subscribers are, and Conversion Shares, when issued, will be, duly authorized, validly issued, fully paid and nonassessable shares of the capital stock of the Company, free of personal liability. Upon consummation of the purchase of Series C Preferred Stock (and upon the conversion of the Series C Preferred Stock, in whole or in part) pursuant to this Agreement, the Subscribers will own and acquire title to the Series C Preferred Stock (and the Conversion Shares) free and clear of any and all proxies, voting trusts, pledges, options, restrictions, or other legal or equitable encumbrance of any nature whatsoever (other than the restrictions on transfer due to securities laws or as otherwise provided for in this Agreement or the Certificate of Designations).

ii. The Company represents and warrants that the offer and sale of Series C Preferred Stock to the Subscribers in accordance with the terms and provisions of this Agreement is being effected in accordance with the Act pursuant to (i) a private placement exemption to the registration provisions of the Act pursuant to Section 3(b) or 4(2) of such Act and Regulation D promulgated under such Act.

       d. USE OF PROCEEDS FROM THIS OFFERING. The net proceeds from the sale of the initial shares of the Series C Preferred Stock are estimated to be approximately $6,500,000 after payment of placement fees to brokers of $975,000 and legal and accounting fees and miscellaneous expenses of approximately $25,000, but prior to any fees and expenses relating to the registration of the Conversion Shares pursuant to the terms of Section 5 hereof. The Company intends to utilize substantially all of such net proceeds to complete a pending acquisition and/or another acquisition and/or as a condition to increase the Company's bank line of credit.

     5. REGISTRATION RIGHTS. In order to induce the Subscribers to enter into this Agreement and purchase the Series C Preferred Stock, the Company hereby convenants and agrees to grant to the Subscribers the rights set forth in this
Section 5 with respect to the registration of the Conversion Shares.

       a. REGISTRATION OF CONVERSION SHARES. Subject to the terms of Section 5 hereof, the Company agrees that by October 1, 1996, it shall prepare and file with the SEC, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel for the Company in order to comply with the provisions of the Act, so as to permit a public offering of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, plus shares of Common Stock, if any, issuable as payment of dividends on the Series C Preferred Stock pursuant to the terms of the Series C Preferred Stock. The Company shall use its reasonable efforts to cause such registration statement to become effective at the earliest possible date after filing. In connection with the offering of such Common Stock registered pursuant to this Section 5, the Company shall take such actions as shall be reasonably necessary to qualify the Common Stock covered by such registration statement under such "blue sky" or other state securities laws for offer and sale as shall be reasonably necessary to permit the public offering and sale of shares of Common Stock covered by such registration statement; provided, however, that the Company shall not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction. It is expressly agreed that in no event are any registration rights being granted to the Series C Preferred Stock itself, but only with respect to the underlying Conversion Shares issuable upon exercise of the Series C Preferred Stock.

       b. CURRENT REGISTRATION STATEMENT. Once effective, the Company shall use its reasonable efforts to cause any registration statement filed hereunder to remain current and effective for a period of one (1 year) or until the shares of Common Stock covered by such registration statement are sold by the Subscribers, whichever is less. The Subscribers shall promptly provide all such information and materials and take all such actions as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement.

       c. PENALTY. The Company expressly agrees that in the event that it does not file with the SEC the registration statement relative to the Conversion Shares referred to in Section 5(a) above by October 15, 1996, each day thereafter until the Company files such registration statement with the SEC, the Company agrees to pay to the Subscribers a pro-rata penalty of $1,000, payable in cash or Common Stock of the Company at the Company's election. If the Company elects to pay such penalty in Common Stock of the Company, the number of shares of Common Stock to be issued per day to the Subscribers shall be determined by dividing the $1,000 by the closing bid price of the Company's Common stock as reported on the Nasdaq Small Cap market for such day, or the closing sale price for such day if the Company's Common Stock is listed on a different national securities exchange. The penalty shall be waived if the Subscribers and/or their counsel delay or cause the delay of the filing past October 15, 1996.

       d. OTHER PROVISIONS. In connection with the offering of any Conversion Shares registered pursuant to this Section 5, the Company shall furnish to the Subscribers such number of copies of any final prospectus as it may reasonably request in order to effect the offering and sale of the Conversion Shares to be offered and sold. In connection with any offering of Conversion Shares registered pursuant to this Section 5, the Company shall (x) furnish to the underwriters (if any), at the Company's expense, unlegended certificates representing ownership of the Conversion Shares being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the Conversion Shares to release immediately any stop transfer order, and to remove any restrictive legend, with respect to Conversion Shares included in any registration becoming effective pursuant to this Agreement.

       e. COSTS. Subject to the immediately following sentence, the Company shall in all events pay and be responsible for all fees, expenses, costs and disbursements associated with the registration statement relating to the Conversion Shares under this Section 5, including filing fees, fees, costs and disbursements of any counsel, accountants and other consultants representing the Company in Connection therewith. Notwithstanding anything set forth herein to the contrary, Subscribers shall be responsible for any and all underwriting discounts and commissions in connection with the sale of the

Conversion Shares pursuant hereto and all fees of its legal counsel and other advisors retained in connection with reviewing any registration statement.

       f. SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business, properties, stock or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

       g.  INDEMNIFICATION.

         i) The Company will indemnify and hold harmless the Subscribers, their directors and officers, and any underwriter (as defined in the Act) for the Subscribers and each person, if any, who controls the Subscribers or such underwriter within the meaning of the Act, from and against, and will reimburse the Subscribers and each such underwriter and controlling person with respect to any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any final Prospectus contained therein or any amendment or supplement thereto, or arise out of, or are based upon, the omission alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Subscribers, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

         ii) The Subscribers will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon, and in strict conformity with, written information furnished by, or on behalf of, the Subscribers specifically for use in the preparation thereof.

         iii) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (i) and (ii) of this Section 5(h) of notice of the commencement of any action involving the subject matter of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (i) or (ii), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and , to the extent that it may wish, assume the defense thereof; or, if there is a conflict of interest which would prevent counsel for the indemnified parties have the right to select only one (1) separate counsel to participate in the defense of such action on behalf of all such indemnified parties. After notice from the indemnifying parties to such indemnified party of the indemnifying parties' election so to assume the defense thereof, the indemnifying parties will not be liable to such indemnified parties pursuant to the provisions of said paragraph (i) or (ii) for any legal or other expense subsequently incurred by such indemnified parties in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnified parties shall have employed counsel in accordance with the provisions of the preceding sentence; (ii) the indemnifying parties shall not have employed counsel satisfactory to the indemnified parties to represent the indemnified parities with a reasonable time after the notice of the commencement of the action or
       (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying parties.

     6. SECURITIES LEGENDS AND NOTICES. Subscribers represent and warrant that they have read, considered and understood that the following legends, substantially in the form and substance set forth below, shall be placed on all of the certificates representing the Preferred Stock.

          NEITHER THIS PREFERRED STOCK NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS PREFERRED STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS PREFERRED STOCK MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAW OR WITHOUT THE PRIOR WRITTEN CONSENT OF AGRIBIOTECH, INC.'S COUNSEL THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

          NOTWITHSTANDING THE FOREGOING, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION ARE ALSO SUBJECT TO THE REGISTRATION RIGHTS SET FORTH IN THAT CERTAIN SUBSCRIPTION AND PURCHASE AGREEMENT BY AND BETWEEN THE HOLDER HEREOF AND THE COMPANY, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

     7.  MISCELLANEOUS.

       a. AMENDMENT; WAIVER. This Agreement shall not be changed, modified or amended in any respect except by the mutual written agreement of the parties hereto. Any provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof. No waiver of any provision of this Agreement shall be deemed to, or shall constitute a waiver of, any other provision hereof or thereof (whether or not similar), nor shall any such waiver constitute a continuing waiver.

       b. BINDING EFFECT; ASSIGNMENT. This Agreement and any rights or obligations hereunder or thereunder, are not assignable by the Subscribers.

       c. GOVERNING LAW; LITIGATION COSTS. This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of Nevada without giving effect to such State's conflicts of laws provisions. Each of the Company and the Subscribers expressly and irrevocably consent to the jurisdiction and venue of the federal courts located in Las Vegas, Nevada. Each of the parties agrees that in the event either party brings an action to enforce any of the provisions of this Agreement or to recovery for an alleged breach of any of the provisions of this Agreement, each party shall be responsible for its own legal costs and disbursements during the pendency of any such action; provided however, that after any such action has been reduced to a final, unappealable judgment, the prevailing party shall be entitled to recover from the other party all reasonable, documented attorneys' fees and disbursements and court costs from the other party.

       d. SEVERABILITY. Any term or provision of this Agreement which is prohibited or unenforeceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof affecting the validity or enforeceability of such provision in any other jurisdiction.

       e. HEADINGS. The captions, headings and titles preceding the text of each or any Section, subsection or paragraph hereof are for convenience of reference only and shall not affect the construction, meaning or interpretation of this Agreement or any term or provision thereof.

       f. COUNTERPARTS. This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. Upon delivery of an executed counterpart by the undersigned Subscribers to the Company, which in turn is executed and delivered by the Company, this Agreement shall be binding as one original agreement between Subscribers and the Company.

       g. TRANSFER TAXES. Each party hereto shall pay all such sales, transfer, use, gross receipts, registration and similar taxes arising out of, or in connection with, the transactions contemplated by this Agreement (collectively, the "Transfer Taxes") as are payable by such party under applicable law, and the Company shall pay the cost of any documentary stock transfer stamps, if any, to be affixed to the certificates representing Shares to be sold.

       h. ENTIRE AGREEMENT. This Agreement, along with the Certificate of Designations, merges and supersedes any and all prior agreements, understandings, discussions, assurances, promises, representations or warranties among the parties with respect to the subject matter hereof, and contains the entire agreement among the parties with respect to the subject matter set forth herein and therein.

       I. NO BROKERS. Except with respect to J.W. Charles Securities Inc., each of the parties hereto represent and warrants to the other that there are no broker's, finder's or any other similar fees and commissions due or payable with respect to the sale of the Securities by the Company to the Subscribers and each of the parties hereby agrees to indemnify and hold harmless the other with respect to such representation and warranty and any breach thereof. The Company expressly acknowledges and agrees that it shall be solely responsible for all fees and commissions payable to J.W. Charles Securities, Inc. in connection with the sale of the Securities by the Company to the Subscribers pursuant to this Agreement.

       j. AUTHORITY; ENFORCEABILITY. The Subscribers are duly authorized to enter into this Agreement and to perform all of their obligations hereunder. Upon the execution and delivery of this Agreement by the Subscribers, this Agreement shall be enforceable against the Subscribers in accordance with its terms.

       k. NOTICES. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing, by hand or by fax, by certified or registered mail, return receipt requested, postage prepaid, or by U.S. Express Mail service, or by private overnight mail service (e.g., Federal Express). Any such notice shall be deemed to have been given (i) on the business day actually received if given by hand or by fax, (ii) on the business day immediately subsequent to mailing, if sent by U.S. Express Mail service or private overnight mail service, or (iii) five (5) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Sections 9(k).

     If to the Company:           Johnny R. Thomas, President
                                  AgriBioTech, Inc.
                                  2700 Sunset Road, Suite C-25
                                  Las Vegas, NV 89120
                                  Fax No.:  (702)798-8808

     with copies simultaneously   Elliot H. Lutzker, Esquire
     by like means to:            Snow Becker Krauss P.C.
                                  605 Third Avenue
                                  New York, NY  10158
                                  Fax No.:  (212) 949-7052

     If to the Subscribers:       Names and address set forth on the
                                  attached hereto

       l. NO THIRD PARTY BENEFICIARIES. This Agreement and the rights, benefits, privileges, interests, duties and obligations contained or referred to herein shall be solely for the benefit of the parties hereto and no third party shall have any rights or benefits hereunder as a third party beneficiary or otherwise hereunder.

       m. PUBLIC ANNOUNCEMENT. Neither Subscribers nor any officer, director, stockholder, employee, affiliate or affiliated person or entity of Subscribers, shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the express prior approval of the Company.

     IN WITNESS WHEREOF, the Company and the undersigned Primary Subscribers have each duly executed this Agreement as of this ___ day of September, 1996.

            AGRIBIOTECH, INC.


            By________________________
                Johnny R. Thomas, Ph.D.,
                Chief Executive Officer

                                                   PRIMARY SUBSCRIBERS:

_________ shares of                                __________________________
Series C Preferred Stock                            (Print name)

$________ amount of
Stock Subscription